UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2018

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2018 Stock and Annual Incentive Plan

(e)                                  As described in Item 5.07 below, at the annual meeting of stockholders of IAC/InterActiveCorp (“IAC” or the “Company”) held on June 28, 2018, stockholders approved the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan (the “2018 Stock Plan”).

A brief description of the terms of the 2018 Stock Plan appears in Exhibit 99.1 hereto and is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of the 2018 Stock Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Compensatory Arrangements of Executive Vice President and Chief Strategy Officer

(e)                                  On June 28, 2018, IAC and Mark Stein, Executive Vice President and Chief Strategy Officer of the Company, entered into an employment agreement (the “Employment Agreement”). A brief description of the terms of the Employment Agreement appears below. This description is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference. Unless otherwise specified, capitalized terms used but not defined below shall have the meanings set forth in the Employment Agreement.

Term. The Employment Agreement has a scheduled term of one year from the effective date (June 28, 2018) and provides for automatic renewals for successive one year terms absent written notice from IAC or Mr. Stein ninety (90) days prior to the expiration of the then current term.

Compensation. The Employment Agreement provides that during the term, Mr. Stein will be eligible to receive an annual base salary (currently $550,000), discretionary annual cash bonuses, equity awards and such other employee benefits as may be reasonably determined by the Compensation and Human Resources Committee of IAC’s Board of Directors.

Severance. Upon a termination of Mr. Stein’s employment by IAC without Cause (and other than by reason of death or Disability), Mr. Stein’s resignation for Good Reason or the timely delivery of a Non-Renewal Notice by IAC (collectively, a “Qualifying Termination”), subject to the execution and non-revocation of a release and compliance with the restrictive covenants set forth below:

(i)                                     IAC will continue to pay Mr. Stein his annual base salary for one (1) year following such Qualifying Termination (the “Severance Period”), subject to offset for amounts earned from other employment during the Severance Period;

(ii)                                  all unvested IAC equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Stein that would have otherwise vested during the Severance Period shall vest as of the date of such Qualifying Termination; and

(iii)                               all vested and outstanding IAC stock options held by Mr. Stein as of the date of such Qualifying Termination (including any stock options that vested pursuant to the acceleration rights described in (ii) above), shall remain outstanding and exercisable for eighteen (18) months from the date of such Qualifying Termination.

Restrictive Covenants. Pursuant to the Employment Agreement, Mr. Stein is bound by a covenant not to compete with IAC and its businesses during the term of his employment and the Severance Period and by covenants not to solicit IAC’s employees or business partners during the term of his employment and for eighteen (18) months after a Qualifying Termination. In addition, Mr. Stein has agreed not to use or disclose any confidential information of IAC or its affiliates and to be bound be customary covenants relating to proprietary rights and the related assignment of such rights.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

Annual Meeting

On June 28, 2018, IAC’s annual meeting of stockholders was held. Stockholders present in person or by proxy, representing 64,222,665 shares of IAC common stock (entitled to one vote per share) and 5,789,499 shares of IAC Class B common stock (entitled to ten votes per share), voted on the following matters:

1.                                      Election of Directors — stockholders elected the following twelve (12) directors of the Company to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

Elected by holders of IAC common stock voting as a separate class:

	Number of Votes Cast in Favor	Number of Votes For Which Authority Was Withheld
Bryan Lourd	56,837,969	1,280,132
Alan G. Spoon	51,146,540	6,971,561
Richard F. Zannino	57,772,139	345,962

Elected by holders of IAC common stock and IAC Class B common stock, voting together as a single class:

	Number of Votes Cast in Favor	Number of Votes For Which Authority Was Withheld
Edgar Bronfman, Jr.	111,700,673	4,312,418
Chelsea Clinton	115,497,842	515,249
Barry Diller	113,282,445	2,730,646
Michael D. Eisner	114,942,942	1,070,149
Bonnie S. Hammer	114,783,835	1,229,256
Victor A. Kaufman	114,388,482	1,624,609
Joseph Levin	114,583,824	1,429,267
David Rosenblatt	114,994,070	1,019,021
Alexander von Furstenberg	114,318,408	1,694,683

In addition to the votes cast and withheld for each director nominee described above, there were 6,104,564 broker non-votes in connection with the election of each director nominee.

2.                                      The 2018 Stock Plan Proposal — stockholders approved the 2018 Stock Plan, with stockholders eligible to vote voting as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining
86,906,996	29,070,076	36,019

In addition to the votes cast for, cast against and abstaining described above, there were 6,104,564 broker non-votes in connection with the 2018 Stock Plan Proposal.

3.                                      The Auditor Ratification Proposal — stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2018, with stockholders eligible to vote voting as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining
120,786,216	1,316,771	14,668

Item 9.01                   Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1	IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan.

10.2	Employment Agreement between Mark Stein and the Registrant, dated as of June 28, 2018.

99.1	Summary of Certain Terms of the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ GREGG WINIARSKI
Name:	Gregg Winiarski
Title:	Executive Vice President,
General Counsel and Secretary

Date:  June 29, 2018